Excerpts from Lender Presentation November 2023 Exhibit 99.1

Disclaimer Forward-Looking Statements This presentation includes express and implied “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to, statements regarding the consummation, expectations and benefits of the pending acquisition of Parchment, anticipated TAM following the transactions, the Company’s financial outlook, product development, business strategy and plans, and market trends, opportunities and positioning. These forward-looking statements are based on expectations, estimates, forecasts and projections as of the date identified on the cover page of this presentation. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. We caution readers of this presentation that such “forward-looking statements,” including without limitation, those relating to our future business prospects, revenue, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this presentation or in other statements attributable to us, are necessarily estimates reflecting our judgment and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward-looking statements.” Such forward-looking statements are based on numerous assumptions regarding the Company’s present and future business strategies and the environment in which it will operate in the future and there can be no assurance that the information or data contained in this presentation is reflective of future performance to any degree. Forward-looking statements are not guarantees of future performance and are subject to future events, risks and uncertainties, many of which are beyond our control, or currently unknown to us. Our assumptions may turn out to be inaccurate and cause actual events or results to differ materially from our expectation or projections. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: the ability of the parties to consummate the proposed transaction and the possibility that various closing conditions for the proposed transaction may not be satisfied or waived, and the ability to realize the benefits expected from the proposed transaction; the impact of the announcement and potential closing of the transaction on our and Parchment’s business, employees and suppliers, and on our investor and common stock; continued economic uncertainty, including high inflation, labor shortages, high interest rates, foreign currency exchange volatility, and reduced spending by customers; failure to continue our recent growth rates; the impact of the Israel-Hamas war on the macroeconomic and geopolitical environment and on our business; risks associated with future stimulus packages approved by the U.S. federal government; our ability to acquire new customers and successfully retain existing customers; the effects of the increased usage of, or interruptions or performance problems associated with, our learning platform; the impact on our business and prospects from pandemics; our history of losses and expectation that we will not be profitable for the foreseeable future; the impact of adverse general and industry-specific economic and market conditions; failure to manage our growth effectively; changes in the spending policies or budget priorities for government funding; and other factors disclosed in our filings with the Securities and Exchange Commission ("SEC"), including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance upon any forward-looking statements which speak only as of the date made. The Company does not undertake any commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Financial Information In addition to the financials presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this presentation includes the following non-GAAP metrics: Allocated Combined Receipts, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), adjusted EBITDA, unlevered free cash flow, Adjusted Cash EBITDA. Allocated Combined Receipts, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), adjusted EBITDA, and unlevered free cash flow should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. Such financial information may not have been audited, reviewed or verified by any independent accounting firm. The inclusion of such financial information in this document or any related presentation should not be regarded as a representation or warranty by the Company or any of their respective affiliates, advisors or representatives or any other person as to the accuracy or completeness of such information’s portrayal of the financial condition or results of operations by the Company and should not be relied upon. The Company believes that this non-GAAP financial information, when taken collectively, provides useful supplemental information in evaluating the performance of its business and provides greater understanding with respect to the results of our operations. There are a number of limitations related to the use of these non-GAAP metrics versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP metrics differently or may use other metrics to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial metrics as tools for comparison. The recipient should review the reconciliation of the Company’s non-GAAP financial measures to the most directly comparable GAAP financial measures set forth in this presentation, and in the Company's earnings release, which is included as an exhibit to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 30, 2023 and not rely on any single financial measure in isolation to evaluate the Company’s business.

Sources & Uses and Pro Forma Capitalization Sources ($M) Uses ($M) Incremental Term Loan B $685 Purchase Price $835 Cash from balance sheet 176 Transaction Fees & Expenses 26 Total sources $861 Total uses $861 Sources and uses Current and pro forma capitalization As of 9/30/2023 PF as of 9/30/2023 ($M) Maturity Amount xCEBITDA1 Adj. Amount xCEBITDA1 Unrestricted cash and cash eqv. $305 ($176) $129   Revolving Credit Facility ($125M) Oct-26 - - - Term Loan B Oct-28 493 - 493 Incremental Term Loan B Oct-28 -      685   685   Total Debt   $493 2.1x   $1,178 4.2x Net Debt   $188 0.8x   $1,049 3.8x   Instructure LTM Adjusted Cash EBITDA1 $233 Parchment LTM Adjusted Cash EBITDA1 $37 Pro Forma LTM Adjusted Cash EBITDA1,2           $277 1 Non-GAAP Measure. See appendix for reconciliation of GAAP to non-GAAP measures; 2 Includes $6.6mm related to pro forma cost savings

Parchment Historical Financials Operating Expenses ($M) ($ mm) Non-GAAP Gross Profit1 Adjusted Cash EBITDA2 ($ mm) Revenue ($ mm) 1 Non-GAAP Gross Profit is a non-GAAP measure and is defined as income/(loss) from operations excluding the impact of stock-based compensation, transaction costs, sponsor costs, impairment charges, other non-recurring costs, amortization of acquisition-related intangibles, and the impact of fair value adjustments to acquired unearned revenue relating to the Take-Private Transaction and Certica, Impact and Elevate Data Sync acquisitions that the Company does not believe are reflective of their ongoing operations. See following pages for reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit; 2 “Adjusted Cash EBITDA” is a non-GAAP measure defined as earnings before debt-related costs, including interest and loss on debt extinguishment, provision for taxes, depreciation, and amortization. We further exclude certain items of a significant or unusual nature, including stock-based compensation, restructuring, transaction and sponsor related costs, reversal of payroll tax expense recorded in relation to the previous secondary stock purchase transaction, amortization of acquisition-related intangibles, changes in fair value of contingent liabilities, the impact of fair value adjustments to acquired unearned revenue primarily relating to the Take-Private Transaction, pro forma adjustments of acquisitions, other adjustments including IPO costs and FX, deferred revenue PPA haircut, and change in deferred revenue. See following pages for reconciliation of GAAP Net Loss to Adjusted Cash EBITDA

Instructure Non-GAAP Reconciliations

Adjusted Cash EBITDA

($ mm)	2021	2022	LTM 3Q23
GAAP Net Loss	**$(89)**	**$(34)**	**$(34)**
Interest on outstanding debt and loss on debt extinguishment	73	25	39
Provision (benefit) for taxes	(34)	(8)	(6)
Depreciation	4	5	5
Amortization	0	0	0
Stock-based compensation	26	40	44
Transaction costs [1]	9	9	14
Sponsor costs [2]	0	1	0
Impairment charges [3]	8	-	-
Other non-recurring costs [4]	4	3	8
Effects of foreign currency transaction (gains) and losses	2	3	(3)
Amortization of acquisition-related intangibles	134	137	142
Interest income	-	-	(3)
Fair value adjustments to deferred revenue in connection with purchase accounting	9	1	0
Adjusted EBITDA	**$147**	**$180**	**$206**
Change in deferred revenue	49	35	26
Deferred revenue adjustments – Purchase Accounting	(9)	(1)	0
Pro forma savings – acquisitions[5]	7	1	2
Other Adjustments	3	(1)	(1)
Adjusted Cash EBITDA	**$196**	**$213**	**$233**

INSTRUCTURE

[1] Represents expenses incurred with third parties as part of the Company's M&A activity, including due diligence, closing and post-close integration activities; [2] Represent expenses incurred for services provided by Thoma Bravo and their affiliates; [3] Includes impairment charges in FY21 related to the Bridge disposal and leased properties; [4] Driven by workforce realignment costs, employee severance costs, and contract modification fees; [5] Pro forma savings related to bolt-on acquisitions executed in the historical period

5

($ mm) 2021 2022 LTM 3Q23 GAAP Gross Profit $236 $303 $336 Stock-based compensation 2 3 4 Transaction costs 1 - 0 1 Impairment of leased properties 3 - - Other non-recurring costs 0 0 1 Amortization of acquisition-related intangibles 62 63 65 Fair value adjustments to deferred revenue in connection with purchase accounting 9 1 0 Non-GAAP Gross Profit $312 $371 $407 Instructure Non-GAAP Reconciliations (Cont’d) Non-GAAP Gross Profit Allocated Combined Receipts ($ mm) 2021 2022 LTM 3Q23 GAAP Revenue $405 $475 $520 Fair value adjustments to deferred revenue in connection with purchase accounting 9 1 0 Allocated Combined Receipts $415 $476 $520 1 Represents expenses incurred with third parties as part of the Company’s merger and acquisition activity, including due diligence, closing and post-closing integration activities

($ mm) 2021 2022 LTM 3Q23 GAAP Net Loss $(13) $(11) $(8) Depreciation and amortization 21 22 21 Income Tax 4 (0) (0) Interest expense / (income) 8 10 14 Reported EBITDA $20 $22 $27 Management Adjustments Transaction Costs 1 2 2 Platform Consolidation 3 2 1 Sponsor Fees and Expenses 1 1 1 Deerfield Lease Abandonment - 2 0 Loss on Disposal of Fixed Assets - 0 - Restructuring - 1 1 Outsourced Support Implementation - 0 0 Transfer Pricing Fees 0 0 0 Deferred Revenue Haircut Amortization 0 - - Other Non-Operating / Non-Restructuring 0 - 0 Management Adjusted EBITDA $26 $29 $32 Instructure Adjustments Due diligence adjustments (2) (0) (0) Adjusted EBITDA $24 $29 $32 Change in deferred revenue1 6 1 5 Pre-acquisition EBITDA 2 1 0 Adjusted Cash EBITDA $32 $31 $37 Parchment Non-GAAP Reconciliations Adjusted Cash EBITDA Source: QoE Note: Summations may not reconcile due to rounding; 1 Pro-Forma for acquisitions

($ mm) 2021 2022 LTM 3Q23 Instructure Adjusted Cash EBITDA $196 $213 $233 Parchment Adjusted Cash EBITDA 32 31 37 Pro Forma Parchment Cost Savings - - 7 Pro Forma Combined Adjusted Cash $227 $244 $277 Pro Forma Reconciliation Adjusted Cash EBITDA Note: Summations may not reconcile due to rounding

($ mm) 2021 2022 LTM 3Q23 Net cash provided by operating activities $105 $140 $144 Purchases of property and equipment (4) (6) (6) Proceeds from disposals of property and equipment 0 0 0 Free cash flow $101 $134 $138 Cash paid for interest on outstanding debt 48 18 40 Cash settled stock-based compensation 8 6 3 Unlevered free cash flow $157 $158 $180 Transaction costs1 7 9 12 Sponsor costs2 0 0 0 Impaired leases 0 2 2 Other non-recurring costs3 4 3 9 Adjusted unlevered free cash flow $169 $174 $203 Instructure Reconciliation of Adjusted Unlevered Free Cash Flow 1 Represents expenses incurred with third parties as part of the Company’s merger and acquisition activity, including due diligence, closing and post-close integration activities; 2 Represents expenses incurred for services provided by Thoma Bravo and their affiliate; 3 Includes other non-recurring costs paid in cash such as employee severance, workforce realignment costs, contract modification fees, professional services related to sale of Bridge and other insignificant non-recurrent costs